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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
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2020 Annual Meeting and Proxy Investor Presentation

April 22, 2020

ondeck

Notices

Non-Solicitation and Information

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities. It is provided by On Deck Capital, Inc. ("OnDeck") for informational purposes only. No representations express or implied are being made by OnDeck or any other person as to the accuracy or completeness of the information contained herein.

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," "targets," "expects," "intends," "may," "allows," "plans," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the impact of global economic, political, market, health and social events or conditions, including the impact of the COVID-19 outbreak, macro-economic and other external factors; our expectations regarding de-staggering our board in 2020 or 2021, the impact if our 2020 director nominees are not re-elected, the benefits of obtaining a bank charter, performance of our core business and advantages of international expansion, expected cost savings resulting from actions to reduce operating expense, expected growth relative to peers; and our views on compensation and governance practices and board and management accountability. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. In particular, the consequences of the COVID-19 outbreak to economic conditions and our industry in general are changing rapidly and present material uncertainty with respect to our financial position and operating results. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations.

The impact of the novel strain of coronavirus SARS-CoV-2, causing the Coronavirus Disease 2019, also known as COVID-19 could cause or contribute to such differences. The COVID-19 health crisis is fast moving and complex, creating material risks and uncertainties that cannot be predicted with accuracy. Other important factors that could cause or contribute to such differences, include the following, many of which may be exacerbated due to the impact of COVID-19: (1) our ability to achieve consistent profitability in the future in light of our prior loss history and competition; (2) our growth strategies, including the introduction of new products or features, expanding our platform to other lenders through ODX, maintaining ODX's current clients or losing a significant ODX client, expansion into international markets, offering equipment financing and our ability to effectively manage and fund our growth; (3) possible future acquisitions of complementary assets, businesses, technologies or products with the goal of growing our business, and the integration of any such acquisitions; (4) any material reduction in our interest rate spread and our ability to successfully mitigate this risk through interest rate hedging or raising interest rates or other means; (5) worsening economic conditions that may result in decreased demand for our loans or services and increase our customers' delinquency and default rates; (6) supply and demand driven changes in credit and increases in the availability of capital for our competitors that negatively impacts our loan pricing; (7) our ability to accurately assess creditworthiness and forecast and provision for credit losses; (8) our ability to prevent or discover security breaches, disruptions in service and comparable events that could compromise confidential information held in our data systems or adversely impact our ability to service our loans; (9) incorrect or fraudulent information provided to us by customers causing us to misjudge their qualifications to receive a loan or other financing; (10) the effectiveness of our efforts to identify, manage and mitigate our credit, market, liquidity, operational and other risks associated with our business and strategic objectives; (11) our ability to continue to innovate or respond to evolving technological changes and protect our intellectual property; (12) our reputation and possible adverse publicity about us or our industry; (13) failure of operating controls, including customer or partner experience degradation, and related legal expenses, increased regulatory cost, significant fraud losses and vendor risk; (14) changes in federal or state laws or regulations, or judicial decisions involving licensing or supervision of commercial lenders, interest rate limitations, the enforceability of choice of law provisions in loan agreements, the validity of bank sponsor partnerships, the use of brokers or other significant changes; (15) risks associated with pursuing a bank charter, either de novo or in a transaction, and risks associated with either failing to obtain or obtaining a bank charter; and other risks, including those described in Part I - Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

Additional Information

In connection with the solicitation of proxies for OnDeck's 2020 annual meeting of shareholders, OnDeck has filed with the SEC a definitive proxy statement and an accompanying proxy card. SHAREHOLDERS OF ONDECK ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO), AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by OnDeck with the SEC without charge from the SEC's website at www.sec.gov or OnDeck's Investor Relations website at investors.ondeck.com.

Participants in the Solicitation

OnDeck, its directors and its executive officers may be deemed to be participants in the solicitation of proxies of OnDeck's shareholders in connection with the matters to be considered at its 2020 annual meeting of shareholders. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

About Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures. We believe that non-GAAP measures can provide useful supplemental information for period-to-period comparisons of our business and are useful to investors and others in understanding and evaluating our operating results. These non-GAAP measures have not been calculated in accordance with U.S. GAAP. You should not consider them in isolation or as a substitute for an analysis of our results under U.S. GAAP. There are a number of limitations related to the use of these non-GAAP measures compared to their most directly comparable U.S. GAAP equivalents. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The non-GAAP measures contained in this presentation include Adjusted Net income (loss), Adjusted Net income (loss) Per Share, and Adjusted Return on Equity. These measures exclude items required to be included in the most directly comparable measure calculated and presented in accordance with GAAP. Refer to pages 19 through 20 in the Appendix of this presentation for a description of these non-GAAP measures, their respective limitations and reconciliations to U.S. GAAP and/or incorporation of non-GAAP elements.

General

Unless otherwise stated, the financial data in this presentation is as of, or for the 3 or 12 month periods ended December 31st as indicated. The prior period data presented herein has been conformed to the current period presentation and thus may not tie to the historic financial statements or performance metrics reported in our prior SEC filings. Certain amounts in this presentation may not sum due to rounding. With respect to analyst quotes used in this presentation, permission to use such quotations was neither sought nor obtained. The information in the quote expresses the opinion of the analyst and not necessarily the opinion of OnDeck.

Situation Update

- OnDeck is **a leader in small business lending with a diverse customer base, innovative technology and strong and growing profitability**
- As a lender focused on small businesses, OnDeck has seen an **outsized impact on its business from the COVID-19 pandemic**
- After earlier **constructive discussions with Voce and OnDeck's management and directors**, we have taken several actions that were aligned with Voce's input, including commencing a share buyback program and articulating long term financial targets; we continue to evaluate Voce's other suggestions as well as those of our other shareholders
- When Voce then asked us to de-stagger the Board; we said yes — **we intend to put de-staggering the Board to a shareholder vote at the 2021 Annual Meeting**
- Voce demanded we put the issue to a vote in 2020, which would require us to pull and refile our definitive proxy, necessitating a delayed 2020 Annual Meeting, or it would run a withhold campaign; we said no
- **Taking a professional and constructive approach to discussions with Voce, we attempted to balance responsiveness and accountability to our shareholders** – revising the 2020 proxy and significantly delaying our annual meeting would not be a good use of management's time or shareholders' money at this critical time for OnDeck
- The directors up for election this year have track records of navigating crises and understand OnDeck's business extremely well – **removing these three highly qualified directors from the Board during the COVID-19 pandemic would be extremely disruptive** and would endanger the ability of OnDeck to emerge from this crisis as a stronger company

OnDeck
Company Overview



OnDeck is the Leading Online Small Business Lender

2006 founded to serve neglected SMB borrowers

$13 Billion+ total originations to date

114,000+ unique small business clients to date

International operations in U.S., Canada & Australia

OnDeck Score® our proprietary credit model

SaaS Solution enables us to grow well beyond our balance sheet

80 the highest NPS[1] in our category

Strong Partners PNC, Lending Tree, Intuit

SBA PPP approved non-bank conduit



(1) Net Promoter Score: Based on all OnDeck's distribution channels for the quarter ended December 31, 2019

The Small Business Lending Market: Massive Pool of Underserved Customers

US Businesses that are Small and Medium-Sized Businesses ("SMBs")



+30MM
99.9% of Businesses in the US are SMBs (1)
+114k

OnDeck Unique US Small Businesses Served

US Commercial & Industrial Loan Portfolio

(at FDIC-insured institutions only)



$231 billion(2)
$1.3 billion(3)
ondeck
$1,687 billion(1)
Business Loans under $250K
Business Loans over $250K

(1) According to US SBA 2019 Report
(2) According to the FDIC, as of June 30, 2019
(3) OnDeck Loan and Finance Receivable Portfolio as of December 31, 2019

The OnDeck Solution:
Best-in-Class Tech Platform and Credit Model

SUPERIOR TECHNOLOGY PLATFORM TOUCHES EVERY STAGE OF CUSTOMER JOURNEY

SMBs Apply Online in Minutes

Automated technology platform enables streamlined application process

OnDeck Score Provides Real-Time Decision

System aggregates 1,000s of business-specific data points from 100s of external sources

Account is Funded in as Fast as 24 Hours

Loan agreement posted online and account is funded through tech-enabled platform

Automated Servicing and Collections

Servicing technology monitors payment activity and tracks loan performance on a real-time basis

PROPRIETARY CREDIT MODEL TAILORED FOR SMALL BUSINESS

The model is a continually-refined, living tool that gets 'smarter' and 'learns' more with every new underwriting

- **Next Generation**
  proprietary credit scoring model
- **Large Database**
  of small business information
- **11 Million+**
  applications[1]
- **22 Million+**
  customer payments
- **1,000+ data points**
  creating unique credit profile



Transactional Data
Credit Data
Public Records
Proprietary Data
Social Data
Accounting Data
Proprietary Data Analysis Platform
OnDeck Score

(1) Includes complete and incomplete applications. Approximately 2 million complete applications through 12/31/19

OnDeck Financials: Attractive Revenue / Net Interest Margin

($ millions)

GROSS REVENUE


15% CAGR since Year End 2016
$291
$264
$350
$334
$398
$383
$444
$428
2016
2017
2018
2019
Interest Income
Other Revenue
Gain on Sales of Loans

PORTFOLIO YIELD (%) (1)


33.1%
33.7%
36.2%
35.1%
2016
2017
2018
2019

NET INTEREST INCOME & NET INTEREST MARGIN (%)


25.4%
26.1%
28.9%
29.2%
Net Interest Margin
Net interest income
$232
$288
$336
$384
2016
2017
2018
2019

(1) Portfolio Yield is the rate of interest we achieve on Loan and Finance Receivables outstanding during a period. It is calculated as calendar day-adjusted annualized interest income divided by average Loans and Finance Receivables.

COVID-19 Volatility:
Company Update & Steps Taken

ENVIRONMENT

- Broad-based deterioration in the economy and capital markets
- Government mandated shutdowns of most small businesses

CUSTOMER IMPACT

- Substantially reduced collections impacting portfolio yield and delinquency
- Increased customer demand for flexible repayment options and financing

EMPLOYEE IMPACT

- Activated Business Continuity Plan, with 100% of employees working remote
- Maintaining continuity of operations and ensuring the safety and well-being of staff

OUR RESPONSE

- Serving our small business customers and taking actions to help them manage through this unprecedented environment
- Protecting liquidity, including active dialogues with lenders
- Took actions to mitigate credit losses and reduce operating expenses by a projected $10M in Q2
- Supporting government stimulus programs, including the PPP
- Being transparent and maintaining core capabilities to position OnDeck for growth when the economy recovers

Setting The Record Straight



ondeck

OnDeck is Well Positioned to Deliver Shareholder Value

1 We have the right strategy in place to deliver value for our shareholders

- Core business continues performing well
- ODX leverages core competencies to serve SMBs in a balance sheet-lite fashion
- International operations (Canada and Australia) provides diversification and growth

2 Our disciplined focus on operations has led to operating efficiency, improved NIM and core profitability

- Disciplined cost approach has steadily improved margins and profitability
  - 380bps improvement in NIM from 2016 to 2019
  - 540bps improvement in OpEx as % of AEA
- Took actions amid COVID-19 crisis to mitigate credit losses and reduce operating expenses by a projected $10M in Q2

3 Our growth and profitability have been strong relative to our peers

- We have grown revenue in line with peers and EPS substantially above peers over the past 3 years
  - ~13% 3 year revenue CAGR; N/A 3 year GAAP Diluted EPS CAGR; ~161% 3 year Adj. Diluted EPS CAGR

4 We have a highly qualified Board and governance to oversee OnDeck's strategy and execution

- Our Board shares a diverse and complementary skillset and is composed of experienced leaders from a range of relevant backgrounds
- Our governance practices are aligned with strategy, ensuring strong Board and management accountability
- Our compensation is aligned with value creation

Core Lending Franchise has Demonstrated Strong Performance

DIVERSIFIED PORTFOLIO BY INDUSTRY



14%
13%
14%
9%
7%
8%
9%
9%
11%
6%
Retail Trade
Construction
Accomodation & Food Services
Wholesale Trade
Manufacturing
Health Care and Social Assistance
Professional, Scientific and Technical Services
Other Services
Transportation and Warehousing
Other

- 114,000+ small businesses served
- Diversified across 700+ industries
- No industry greater than 15% of portfolio

STRONG CUSTOMER DEMOGRAPHIC



13%
87%
FICO Band
<=650
>=650

- Strong avg. FICO score: 710
- Median annual revenue: $700K
- Average time in business: 9.4 years

PRE COVID-19 LOAN PERFORMANCE (NET CHARGE-OFFS BY ORIGINATION PERIOD)[1]



Vintages with Zero Outstanding Principal Balances
Vintages with Principal Still Outstanding
5.5%
9.0%
6.4%
4.4%
5.5%
6.8%
6.9%
7.0%
6.7%
8.0%
5.8%
6.8%
5.2%
3.3%
0.9%
0.0%
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
1Q19
2Q19
3Q19
4Q19
The Great Recession

OnDeck's loans have performed well across various rate and credit cycles

(1) As of December 31st, 2019. Represents the cohort's cumulative lifetime unpaid principal balances charged off less the cohort's recoveries of loans previously charged off as a percentage of the cohort's initial total origination amount. The chart includes term loan originations, regardless of funding source, including loans sold through our OnDeck Marketplace or held for sale on our balance sheet

1 Extending Core Competencies to Create Sustainable Shareholder Value

1 International

- ONDK International adds **diversification and growth to ONDK**
- **Australian & Canadian markets have faster growth, lower competition and more favorable structural characteristics than the US** with stable economies, lower loss rates, lender-friendly regulation and pro-fintech governments
  - Leveraging common costs, these result in better unit economics.

OnDeck AUS & OnDeck CAN

Low OPEX (% of UPB)
Due to fully outsourcing loan platform and infrastructure from the US

Low COF
Leveraging US relationship with senior funders (CS, Credit Agricole) & securing direct funding by US

Low Acquisition Cost
Due to Strategic Partnerships such as MYOB in AUS, and Global Payments in Canada

Low Loss Rates
Approx. 40% lower loss rates than Prospa. Leveraging US credit scoring methodology

2 ODX

- OnDeck launched ODX in 2018 to reach a broader SMB audience without limitations of a captive balance sheet
- Enables a streamlined, omnichannel experience that benefits business banking customers and the banks' bottom line
- Given (1) the enormous SMB market and (2) the fact that larger banks often cater to a different client segment, this product is complementary, not cannibalistic, to OnDeck's core offering

"ONDK noted a much improved sales cycle for ODX in the case of Investors Bank when compared to the sales/diligence process with earlier partners such as JPM and PNC. ***In addition, mgmt. disclosed the existence of further ODX partners in the pipeline with expected launches in the next few months, and plans to then switch focus to regional banks.*** *We note that targeting banks outside the top 10 in assets should result in faster turnaround and implementation timelines."*

-Jefferies 2/11/2020

3 Bank Charter

- Pursuit of a bank charter had sound strategic rationale and was well received by research analysts
- The bank charter would benefit OnDeck by reducing borrowing costs, diversifying revenue streams and increasing offerings for customers

*"...**Obtaining a bank charter could reduce annualized expenses substantially more than the $8M between FY19 and FY20, and enable other business opportunities.** If ONDK was able to replace 75% funding with deposits at 2.5% during FY21 in our model, **the annualized interest savings would exceed $20M.**"*

-BTIG 2/12/2020

2 Strong Track Record of Efficiency and Profitability

($ millions)

IMPROVING NIM & EFFICIENCY

~67% to ~46% Efficiency Ratio Improvement (2016 to 2019)



25.4%
21.1%
26.1%
15.1%
28.9%
15.3%
29.2%
15.7%
380 bps
540 bps
2016
2017
2018
2019
OpEx as % of AEA(1)
Net Interest Margin

IMPROVING CORE PERFORMANCE



(27.9%)
(22.6%)
($83)
($67)
1.4%
$4
($12)
(4.8%)
$27
16.3%
$45
9.9%
$28
9.1%
8.5%
$26
2016
2017
2018
2019
GAAP Net Income (Loss)
Adjusted Net Income (Loss)(2)
GAAP ROE
Adjusted ROE(3)

(1) AEA represents average earning assets for the period

(2) Adjusted Net income (Loss) defined as net income (loss) attributable to OnDeck common stockholders for the period, adjusting for stock-based compensation expense, real estate disposition charges, severance and executive transition expenses, debt extinguishment costs, sales tax refund, and discrete tax benefits; non-GAAP measure - see Appendix for definitions and reconciliations to GAAP

(3) Adjusted ROE defined as adjusted net income (loss) attributable to OnDeck common stockholders for the period divided by average OnDeck common stockholders' equity; non-GAAP measure -see Appendix for definitions and reconciliations to GAAP

2 Took Action to Reduce Operating Expenses by a Projected $10M in Q2

$10M

~50% of savings → **Non-Team**

- Reduced / paused vendor and contractor spend
- Significantly reduce marketing expenses
- Reduced discretionary spend (e.g., T&E, Culture, etc.)
- Rolled back partner incentives and other programs
- Paused employee stock purchase plan

~50% of savings → **Team**

Three workforce groups for next 90 days:

1. *Full Time*
   - Regular work hours, 15% pay reduction, with management participating
   - Noah Breslow, Chairman & CEO, took a 30% pay reduction

2. *Part-Time*
   - 60% of pay for 60% of hours, max 24hrs per week

3. *Furlough*
   - No salary but benefits paid by OnDeck

The OnDeck Board took a 30% pay reduction

3 OnDeck has Demonstrated Strong Growth and is Well Positioned to Deliver Value for Shareholders

OnDeck has grown revenue in line with peers and EPS substantially above peers over past 3 years

REVENUE GROWTH CAGR ('17A-'19A)


13%
14%
OnDeck
Peer Median

*"**We believe ONDK has a differentiated business model with an impressive return profile and the company is undertaking the right initiatives to drive future profitability and earnings growth during FY20.** And, we believe the market is discounting the company's ability to achieve those goals."*

– BTIG 2/12/2020

DILUTED EPS CAGR ('17A-'19A)


NA
161%
30%
OnDeck - GAAP[1]
OnDeck - Adjusted[2]
Peer Median

*"Although the small business lending industry has been very competitive historically, **we believe ONDK's innovative use of technology could potentially result in superior execution and market penetration,** especially as traditional banks are reducing their exposures to small business lending. **ONDK's technology-based business model is scalable, which has been illustrated by the company's rapid growth since inception.**"*

–JPM 2/12/2020

Note: Peers include GreenSky, LendingClub, CIT, Elevate Credit, Enova, Marlin, OneMain, Regional Management, and World Acceptance; for EPS CAGR, GreenSky and LendingClub results were nonmaterial

(1) 2019 GAAP EPS of $0.36, 2018 GAAP EPS of $0.34 and 2017 GAAP Loss Per Share of ($0.17)

(2) Non-GAAP measure - see Appendix for definitions and reconciliations to GAAP

4 We Have Thoughtfully Constructed Our Board To Advance Our Strategy

Average Age: 59 Years	Average Tenure: 5.1 Years	3 of 8 Directors Are Female or Ethnically Diverse	7 of 8 Directors Are Independent



Noah Breslow
Chairman & CEO, OnDeck Capital

- Substantial operational and business strategy expertise and extensive experience in the technology industry



Daniel Henson (LID)
Former EVP, GE Capital Holdings CEO, GE Capital Americas

- Extensive leadership and other financial services experience gained as an executive in commercial lending, leasing and capital markets roles



Chandra Dhandapani
Chief Digital & Technology Officer, CBRE Group

- Significant experience in digital strategy, data and all aspects of technology globally, including infrastructure, cybersecurity and product development



Bruce Nolop
*Former EVP & CFO, E*TRADE Financial Corporation*

- Financial, accounting and corporate governance expertise gained from prior experience as a CFO of two publicly traded corporations and as an investment banker



Manolo Sánchez
Former Chairman, President & CEO, BBVA Compass

- 27-year banking career with expertise in international banking, risk management and real estate financing in addition to correspondent, community, corporate and investment banking



Jane Thompson
CEO, Jane J. Thompson Financial Services

- 30+ years of leadership experience with a proven track-record working with financial services, management consulting, private equity, consumer goods and technology organizations



Ronald Verni
Former President & CEO, Sage Software

- Public company leadership and business strategy and corporate governance expertise gained from substantial experience in the technology industry



Neil Wolfson
Former President, SF Capital Group

- Extensive corporate finance experience gained as a CIO and executive in the investment management industry

Indicates director nominees

(LID) = Lead Independent Director

4 Our Board's Diverse and Complementary Skillsets – Experienced Leaders From a Range of Relevant Backgrounds

	Breslow	Henson	Dhandapani	Nolop	Sánchez	Thompson	Verni	Wolfson
Financial Services / Fintech Industry	✓	✓	✓	✓	✓	✓		✓
Regulatory / Government Affairs	✓	✓		✓	✓	✓		
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	
Board / Governance	✓	✓		✓	✓	✓	✓	✓
Technology	✓		✓		✓		✓	
Risk Management	✓	✓	✓	✓	✓	✓		✓
Accounting / Finance				✓	✓	✓		✓
International	✓	✓	✓	✓	✓		✓	
Mergers and Acquisitions		✓	✓	✓		✓	✓	✓

4 Governance Practices Aligned with Strategy Ensuring Strong Board and Management Accountability

BOARD INDEPENDENCE

- 7 out of 8 of directors are independent
- Fully independent Audit, Compensation, and Nominating Committees
- There are no related party transactions with our directors and officers
- A Lead Independent Director fosters effective collaboration among our independent directors

STOCKHOLDER RIGHTS

- All stockholders have the same voting rights - one vote per share
- All stockholders can nominate directors or submit shareholder proposals for consideration at our annual meeting
- We do not maintain a stockholder rights plan or "poison pill"

POLICIES & PROCEDURES

- We have robust stock ownership guidelines for our directors and our CEO to further align with the interests of our stockholders
- We have a Board Diversity Policy which supports the identification and appointment of diverse candidates to our Board
- Our Board and management are subject to a global Code of Business Conduct and Ethics

OnDeck intends to include a proposal to de-stagger the Board in our 2021 proxy statement

4 OnDeck's 2020 Director Nominees are Crucial to the Business at this Important Time

- The directors up for vote this year have track records of navigating crises and understand OnDeck's business extremely well – removing them from the Board at this time would be highly disruptive and endanger the ability of OnDeck to emerge from this crisis as a stronger company
- **Noah Breslow**, current Chair & CEO, has been integral to the success of OnDeck over the past 10+ years as the company's first employee and prior experience as its COO, Chief Product Officer and SVP of Product and Technology between 2007 – 2012
- **Jane J. Thompson** has served as a trusted advisor to a wide range of companies in various stages of growth, providing a unique depth and breadth of experience in the areas of consumer behavior, financial services, consumer lending, finance and financial services regulation
- **Ronald F. Verni**, former CEO of Peachtree Software, a leading pioneer of business management solutions for small- to medium-size businesses, and Sage Software, a market leader for integrated accounting, payroll, and payment systems. Ron provides a valuable perspective that aligns with OnDeck's core mission

4 Compensation Aligned with Value Creation

INCENTIVES ALIGNED WITH BUSINESS GOALS

Increase Profitability
- 34% of the semi-annual incentive cash award is based on pre-tax income

Grow the Loan Portfolio
- 33% of the semi-annual incentive cash award is based on loan growth

Maintain Credit Performance
- 33% of the semi-annual incentive cash award is based on the reserve ratio

Shareholder Value Creation
- PSUs and PBRS based on income and gross revenue (50%)
- RSUs with 4-year vesting period (50%)

PAY FOR PERFORMANCE ACCOUNTABILITY

- For the year ended 2019, long-term incentive compensation awarded reflects below target performance
- Short-term incentive compensation reflects a blend of below-target and at-target performance for the first half of 2019, and a blend of at-target and above-target performance for the second half of 2019

MAJORITY OF COMPENSATION "AT RISK"

CEO TARGET PAY



Base Salary 20%
Short-Term Incentives 20%
Long-Term Incentives 60%
Pay At Risk 80%

OTHER NEO TARGET PAY



Base Salary 27%
Short-Term Incentives 20%
Long-Term Incentives 53%
Pay At Risk 73%

Summary

- OnDeck is focused on navigating the current unprecedented environment for our shareholders, small business customers as well as employees, and other stakeholders
- OnDeck has the right strategy in place to deliver value to shareholders
- A disciplined focus on operations has led to improved efficiency and improved NIM
- The business has performed well - growth and profitability have been strong relative to peers
- OnDeck has a strong board and governance to oversee its strategy and execution
- OnDeck is aligned with Voce on de-staggering the board and intends to put the issue to vote at the 2021 Annual Meeting, but significantly delaying the 2020 Annual Meeting to address this now is not in the best interest of our shareholders
- Voce is misguided by launching a distracting attack in the midst of a global pandemic after missing the deadline to submit this proposal for the 2020 proxy
- We strongly encourage you to support OnDeck's three director nominees – they are essential in helping the company navigate this environment; removal would be highly disruptive and destroy shareholder value

Appendix



Adjusted Net Income & Adjusted Net Income per Share (Non-GAAP Reconciliation)

($ thousands, except per share data)	Quarter Ended					Year Ended			
	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019
Net income	**$13,864**	**$5,666**	**$4,295**	**$8,684**	**$9,310**	**($83,390)**	**($12,069)**	**$27,046**	**$27,955**
Adjustments (after-tax)									
Stock-based compensation expense	2,967	2,436	2,581	1,923	1,449	15,915	12,515	11,819	8,389
Real estate disposition charges	-	-	-	-	-	-	-	4,187	-
Severance and executive transition expenses	-	-	-	-	-	-	3,183	911	-
Debt Extinguishment Costs	-	-	-	-	-	-	-	1,934	-
Sales Tax Refund	(1,097)	-	-	-	-	-	-	(1,097)	-
Discrete Tax Benefit	-	-	-	(2,800)	(7,500)	-	-	-	(10,300)
Adjusted Net income (1) (2)	**$15,734**	**$8,102**	**$6,876**	**$7,807**	**$3,259**	**($67,475)**	**$3,629**	**$44,800**	**$26,044**
Adjusted Net income per share (3)									
Basic	$0.21	$0.11	$0.09	$0.10	$0.05	($0.95)	$0.05	$0.60	$0.35
Diluted	$0.20	$0.10	$0.09	$0.10	$0.05	($0.95)	$0.05	$0.57	$0.34
Weighted-average common shares outstanding:									
Basic	75,158,264	75,539,535	76,137,751	75,433,008	69,450,995	70,934,937	72,890,313	74,561,019	74,148,387
Diluted	79,244,921	79,115,037	78,901,601	77,758,281	72,038,198	70,934,937	72,890,313	78,549,940	76,963,749

(1) Adjusted Net Income (Loss) is a non-GAAP measure calculated as net income (loss) attributable to On Deck Capital, Inc. common stockholders adjusted to exclude from net income (loss) attributable to On Deck Capital, Inc. common stockholders (a) stock-based compensation expense and (b) items management deems to be non-representative of operating results or trends, all as shown in the non-GAAP reconciliation presentation of this metric. We believe Adjusted Net Income (Loss) is useful because it provides investors and others with a supplemental profitability metric to present our performance across multiple periods without the effects of stock-based compensation, which is a non-cash expense based on equity grants made to participants in our equity plans at specified prices and times but which does not necessarily reflect how our business is performing, and items which may only affect our operating results periodically. Our use of Adjusted Net Income (Loss) has limitations as an analytical tool and you should not consider it in isolation, as a substitute for or superior to net income (loss) attributable to On Deck Capital, Inc. common stockholders, which is the most comparable GAAP metric.

(2) Adjusted Net Income is used in the calculation of Adjusted Return on Assets and Adjusted Return on Equity, all of which are Non-GAAP measures. Additionally, the same adjustments contained in the above reconciliation of Net Income to Adjusted Net Income are used to adjust Operating expense in the calculation of the Adjusted Efficiency Ratio, a Non-GAAP measure.

(3) Adjusted Net Income (Loss) per Share is a non-GAAP measure calculated as Adjusted Net Income (Loss) divided by the weighted average common shares outstanding during the period. We believe Adjusted Net Income (Loss) per Share is useful because it provides investors and others with a supplemental profitability metric to present our performance across multiple periods without the effects of stock-based compensation, which is a non-cash expense based on equity grants made to participants in our equity plans at specified prices and times but which does not necessarily reflect how our business is performing, and items which may only affect our operating results periodically. Our use of Adjusted Net Income (Loss) per Share has limitations as an analytical tool and you should not consider it in isolation, as a substitute for or superior to net income (loss) attributable to On Deck Capital, Inc. common stockholders per share, which is the most comparable GAAP metric.

Adjusted Return on Equity Attributable to OnDeck (Non-GAAP Reconciliation)

($ thousands)

	Quarter Ended					Year Ended			
	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019
Net income	$13,864	$5,666	$4,295	$8,684	$9,310	($83,390)	($12,069)	$27,046	$27,955
Average OnDeck Stockholders' Equity	290,220	301,469	310,858	314,749	303,126	299,094	253,777	274,099	306,437
Return on Equity	19.1%	7.5%	5.5%	11.0%	12.3%	(27.9%)	(4.8%)	9.9%	9.1%
Adjustments (after-tax)									
Stock-based compensation expense	2,967	2,436	2,581	1,923	1,449	15,915	12,515	11,819	8,389
Real estate disposition charges	-	-	-	-	-	-	-	4,187	-
Severance and executive transition expenses	-	-	-	-	-	-	3,183	911	-
Debt Extinguishment Costs	-	-	-	-	-	-	-	1,934	-
Sales Tax Refund	(1,097)	-	-	-	-	-	-	(1,097)	-
Discrete Tax Benefit	-	-	-	(2,800)	(7,500)	-	-	-	(10,300)
Adjusted Net income (1) (2)	$15,734	$8,102	$6,876	$7,807	$3,259	($67,475)	$3,629	$44,800	$26,044
Average OnDeck Stockholders' Equity	290,220	301,469	310,858	314,749	303,126	299,094	253,777	274,099	306,437
Adjusted Return on Equity (3)	21.7%	10.8%	8.8%	9.9%	4.3%	(22.6%)	1.4%	16.3%	8.5%

(1) Adjusted Net Income (Loss) is a non-GAAP measure calculated as net income (loss) attributable to On Deck Capital, Inc. common stockholders adjusted to exclude from net income (loss) attributable to On Deck Capital, Inc. common stockholders (a) stock-based compensation expense and (b) items management deems to be non-representative of operating results or trends, all as shown in the non-GAAP reconciliation presentation of this metric. We believe Adjusted Net Income (Loss) is useful because it provides investors and others with a supplemental profitability metric to present our performance across multiple periods without the effects of stock-based compensation, which is a non-cash expense based on equity grants made to participants in our equity plans at specified prices and times but which does not necessarily reflect how our business is performing, and items which may only affect our operating results periodically. Our use of Adjusted Net Income (Loss) has limitations as an analytical tool and you should not consider it in isolation, as a substitute for or superior to net income (loss) attributable to On Deck Capital, Inc. common stockholders, which is the most comparable GAAP metric.

(2) Adjusted Net Income is used in the calculation of Adjusted Return on Assets and Adjusted Return on Equity, all of which are Non-GAAP measures. Additionally, the same adjustments contained in the above reconciliation of Net Income to Adjusted Net Income are used to adjust Operating expense in the calculation of the Adjusted Efficiency Ratio, a Non-GAAP measure.

(3) Adjusted Return on Equity is a non-GAAP measure calculated as Adjusted Net Income (Loss) attributable to On Deck Capital, Inc. common stockholders for the period divided by average total On Deck Capital, Inc. stockholders' equity for the period. For periods of less than one year, the metric is annualized based on four quarters per year and is not business day or calendar day-adjusted. We believe Adjusted Return on Equity is useful because it provides investors with a supplemental metric to assess our performance across multiple periods without the effects of stock-based compensation, which is a non-cash expense based on equity grants made to participants in our equity plans at specified prices and times but which does not necessarily reflect how our business is performing, and items which may only affect our operating results periodically, all as shown in the non-GAAP reconciliation presentation of this metric. Our use of Adjusted Return on Equity has limitations as an analytical tool and you should not consider it in isolation, as a substitute or superior to Return on Equity, which is the most comparable GAAP metric.


Thank You
ondeck